UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018

ZAGG INC

(Exact name of registrant as specified in charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 West Legacy Center Way, Suite 500 Midvale, Utah 84047
(Address of principal executive offices)

(801) 263-0699
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.
Appointment of Director
On October 25, 2018, Michael T. Birch was appointed to the Board of Directors (the “Board”) of ZAGG Inc (the “Company”), to fill the vacancy created by the recent resignation of E. Todd Heiner, to serve until the Company’s 2019 annual meeting of stockholders or until his successor is elected and qualified. In addition, Mr. Birch will serve as a member of the Board’s Audit, Compensation, and Nominating and Governance Committees.
Mr. Birch is currently the Chief Executive Officer of Action Target Inc. Previously, he was a Vice President and General Manager at Boart Longyear, the world’s largest mineral exploration drilling company. While at Boart Longyear, Mr. Birch was responsible for the company’s core business which included $1.5 billion in revenue, more than 8,000 employees, and 1,200 drilling rigs operating in 40 countries. He was also a member of an executive team responsible for the $2.3 billion IPO of Boart Longyear on the Australian Stock Exchange. Mr. Birch began his career at Black & Decker where he worked in various sales and marketing leadership positions, culminating in his assignment as a General Manager over Baldwin Hardware. While at Black & Decker, he was also a part of a leadership team that launched the DeWalt Industrial Power Tool brand in the U.S. and Europe. Mr. Birch holds a B.S. in Business Management from Brigham Young University.
There are no arrangements or understandings between Mr. Birch and any other person pursuant to which Mr. Birch was elected to serve as a director. Mr. Birch does not have a direct or indirect material interest in any transaction or proposed transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.
Mr. Birch will receive compensation for his service as a director consistent with the compensation paid to the other non-employee directors of the Company. For 2018, Mr. Birch is entitled to receive a prorated portion of the $55,000 annual base director fee. In addition, for 2018, non-employee directors of the Company are entitled to receive an equity grant of $85,000 of restricted stock units. Mr. Birch will receive a restricted stock unit award for a prorated number of restricted stock units for his service on the Board during the Company’s 2018 fiscal year.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG INC

Dated: October 26, 2018	/s/ Bradley J. Holiday
Bradley J. Holiday
Chief Financial Officer
(Principal financial officer)